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                                                                    EXHIBIT 21.1

                           GTECH HOLDINGS CORPORATION
                                  SUBSIDIARIES

                                 GTECH Reinsurance
                                 Company (Vermont)

                                 GTECH CORPORATION

                          GTECH Corporation Subsidiaries

                    BTN Telecommunicaciones Ltda. (Brazil)
                    Data Transfer Systems, Inc.
                    DataTrans Sp. z.o.o. (Poland) (52%  effective control)

                                       Dreamport International, Inc.

                    Dreamport, Inc.    Dreamport do Brasil Ltda. (Brazil)

                                       Dreamport Turfway LLC

                    Dreamport Suffolk Corporation
                    Cam Galaxy Group Ltd. (UK) (80%)    40%   Europrint Holdings
                    JSJ Ltd. (UK) (80%)                 60%   Ltd. (UK)

                    GameScape, Inc. (RI)
                    Gana de Mexico S.A. de C.V. (Mexico)  (99.998% GTFH, 0.002%
                    GTLA)
                    GRYTEK Co. Ltd. (Poland)
                    GTECH Asia Corporation
                    GTECH Australasia Corporation
                    GTECH Brasil Ltda (Brazil) (99.75% GTECH Corp., 0.25% GTFH) GTECH Canada Computer Systems Corporation (Canada)
                    GTECH Child Care Center (RI)
                    GTECH Communicaciones Colombia Ltd. (Colombia) (99.99%) GTECH Computer Systems Sdn Bhd (Malaysia)
                    GTECH Corporation (Utah)
                    GTECH Eastern Europe Sp. z o.o. (Poland)
                    GTECH Eesti A.S. (Estonia)
                    GTECH Espana Corporation

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                    GTECH Europe S.A. (Belgium) (99.99% GTECH Corp., 0.01% GTFH)
                    GTECH Far East Pte Ltd (Singapore)
                    GTECH Foreign Holdings Corporation     Online Transaction
                                                           Technologies SARL
                                                           a Associe Unique
                                                           (Morocco)

                                                           GTECH Cote d'Ivoire
                                                           (Ivory Coast)

                                                           Beijing GTECH
                                                           Computer
                                                           Technology Company
                                                           Ltd. (PRC)

                                                           GTECH France
                                                           S.A.R.L. (France)

                    GTECH Gaming Subsidiary 2 Corporation
                    GTECH Global Services Corporation Ltd. (Cyprus)(99.99%) GTECH GmbH (Germany)
                    GTECH Ireland Corporation
                    GTECH Ireland Operations Limited (Ireland)
                    GTECH Italia Srl (Italy) (90% GTECH Corp., 10% GTFH) GTECH Italy Corporation
                    GTECH Latin America Corporation
                    GTECH LIT Corporation (Lithuania)
                    GTECH Management P.I. Corporation
                    GTECH Mexico S.A. de C.V. (Mexico) (99.99% GTFH,
                    0.01% GTLA)
                    GTECH Northern Europe Corporation
                    GTECH Rhode Island Corporation (RI)
                    GTECH Slovakia Corporation
                    GTECH South Africa Corporation
                    GTECH Southern Africa (Pty) Ltd. (South Africa)
                    GTECH Sweden AB (Sweden)
                    GTECH Sweden Corporation
                    GTECH Taiwan Corporation
                    GTECH U.K. Limited (UK)
                    GTECH Ukraine (Ukraine) (99% GTECH Asia Corp., 1% GTECH Management PI)
                    GTECH Worldserv, Inc.
                    GTECH Worldserv International, Inc.
                    GTECH Worldwide Services Corporation

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                    Lottery Equipment Company (Ukraine) (99.994% GTECH Asia
                    Corp. 0.06% GTECH Management PI)

                    On-Line Lottery License and     GTECH Avrasya Teknik
                       Lease B.V. (Netherlands)     Hizmetler ve Musavialik
                                                    A.S. (Turkey)

                    Oy GTECH Finland (Finland)
                    Pro Olimpic S.R.L. (Romania)
                    Saga Communications Ukraine (Ukraine) (51% GTECH Ukraine, 24% GTECH Asia Corp)
                    SB Industria E Comercio Ltd. (Brazil) (99.99% GTECH Corp., 0.01% GTFH)
                    Siam GTECH Company Limited (Thailand)
                    Simulti, LLC (99% GTECH Corp., 1% GTFH)
                    Technology Risk Management Services, Inc.

                    Uwin Corporation    Uwin Network Operations Ltd.
                                        (Ireland)

                                        Uwin Ireland Operations Ltd. (Ireland)

                    VideoSite, Incorporated

NOTES:

1. All references to "GTFH" shall mean GTECH Foreign Holdings Corporation. All references to "GTLA" shall mean GTECH Latin America Corporation.

2. Unless otherwise indicated, all subsidiaries listed are incorporated in the State of Delaware.

3. Unless otherwise indicated, the percentage of ownership of a subsidiary is 100%.

4. For purposes of this list, the term "subsidiary" shall mean an entity in which GTECH Corporation maintains fifty percent (50%) or more ownership.

5. This list includes inactive entities that may be in the process of being dissolved.